UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2019

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2019, the Company announced that Bernardo Hees, the Company's Chief Executive Officer, will leave the Company effective June 30, 2019 to focus on other projects as a Partner of 3G Capital. On April 17, 2019, the Company's Board of Directors appointed Miguel Patricio, age 52, as Chief Executive Officer, effective July 1, 2019.

Mr. Patricio has been Chief of Special Global Projects-Marketing at Anheuser-Busch Inbev SA/NV, a multinational drink and brewing holdings company and one of the world’s largest consumer goods companies, since January 1, 2019. Prior to that, he served as the Chief Marketing Officer at Anheuser-Busch Inbev SA/NV since 2012. Prior to his role as Chief Marketing Officer, since joining Anheuser-Busch Inbev SA/NV in 1998, he also served as Zone President Asia Pacific, Zone President North America, Vice President Marketing of North America, and Vice President Marketing. Mr. Patricio has also held several senior positions across the Americas at The Coca-Cola Company and Johnson & Johnson. Mr. Patricio was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Patricio has no family relationships with any of our directors or executive officers, and there have been no related party transactions between us and Mr. Patricio reportable under Item 404(a) of Regulation S-K.

At the time of this report, the Company has not yet entered into any compensation arrangements with Mr. Hees or Mr. Patricio in connection with the announcement described above.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: April 22, 2019	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

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